[GRAPHIC  OMITED]



                                                                     EXHIBIT (J)
                                                                     -----------









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Arbitrage Funds and to the use of our report dated July 27, 2010 on the financial statements and financial highlights of The Arbitrage Fund. Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.





                                   /s/ TAIT,  WELLER  &  BAKER  LLP

PHILADELPHIA,  PENNSYLVANIA
SEPTEMBER  28,  2010